Exhibit 3.32

STATE OF TENNESSEE

Certificate of Incorporation

First.	The name of this corporation is FLEETWOOD HOMES OF TENNESSEE, INC.

Second.	The address of the principal office of this corporation in the State of Tennessee is
1412 Hamilton National Bank Bldg.
Knoxville, Tennessee 37902

Third.	The general nature of the business to be transacted by this corporation is

 To design, manufacture, assemble, fabricate, produce, purchase, import, receive, lease as leasee or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge, or otherwise encumber, sell, assign, lease as leasee, distribute, export and generally trade and deal in and with at wholesale or retail as principal agent or otherwise, mobile homes, travel trailers and allied products.

Fourth.  The Maximum number of shares of stock which this corporation is authorized to have outstanding at any time is two hundred and fifty shares (250) of par value stock having a par value of one Hundred Dollars ($100.00) per share.

Fifth.  The amount of capital with which this corporation will begin business shall be (not less than One Thousand) One Thousand Dollars; and when such amount so fixed shall have been subscribed for, all subscriptions of the stock of this corporation shall be enforcible and it may proceed to do business in the same manner and as fully as though the maximum number of shares authorized under the provisions of the preceding section hereof shall have been subscribed for.

Sixth. The time of existence of this corporation shall be Perpetual

Seventh.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

Each shareholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number directors to be elected, and he may cast all of such votes for single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

We, the undersigned, apply to the State of Tennessee, by virtue of the laws of the land, for a Charter of corporation for the purposes and with the powers, etc., declared in the foregoing instrument.

Witness our hands this the 13th day of November,1968.

Subscribing Witness:

G. S. Brown

STATE OF CALIFORNIA COUNTY OF LOS ANGELES

Personally appeared before me G. S. Brown Notary Public) the within named incorporators, D. Fanzo, S. Kasower and K. Davie with whom I am personally acquainted, and who acknowledged that they executed the within application for Charter of Incorporation for the purposes therein contained and expressed.

Witness my hand and official seal at office in Los Angeles, California, this 13th day of November, 1968.

(Signature of County Court Clerk or Notary Public)

(Notary Public) My commission expires 18th day of April, 1970.

(Official Title) Notary Public

I, JOE C. CARR, Secretary of State, do certify that this Charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.

This the 27th day of November, 1968.

JOE C. CARR,

SECRETARY OF STATE

FEE: $20.00

ARTICLES OF AMENDMENT TO THE CHARTER

of

FLEETWOOD HOMES OF TENNESSEE, INC.

* * * * *

Pursuant to the provisions of Section 9.03 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.	The name of the corporation is FLEETWOOD HOMES OF TENNESSEE, INC.

2.	The amendment adopted is:

Article First is amended to read as follows:

	First.	The name of this corporation is GLENBROOK HOMES OF TENNESSEE, INC.

3.	The amendment was duly adopted (by the unanimous written consent) of the shareholders on June 27 , 1974.

Dated June 27, 1974.

FLEETWOOD HOMES OF TENNESSEE, INC.

By
William H. Lear, Secretary

ARTICLES OF AMENDMENT TO THE CHARTER

of

GLENBROOK HOMES OF TENNESSEE, INC.

Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.	The name of the corporation is GLENBROOK HOMES OF TENNESSEE, INC.

2.	The amendment adopted is:

Article First is amended to read as follows:

	First.	The name of this corporation is FLEETWOOD HOMES OF TENNESSEE, INC.

3. The amendment was duly adopted by the unanimous written consent of the shareholder on August 20, 1980.

Dated August 20, 1980.

GLENBROOK HOMES OF TENNESSEE, INC.

By
William H. Lear, Secretary

ARTICLES OF AMENDMENT TO THE CHARTER

OF

FLEETWOOD HOMES OF TENNESSEE, INC.

Pursuant to the provisions of Section 48-303 of the Tennessee Code Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.                                       The name of the corporation is FLEETWOOD HOMES OF TENNESSEE, INC.

2.                                       The amendment adopted is:

Article Second of the charter is deleted and the following is inserted:

“Second. The address of the principal office of the corporation shall be Westmoreland Drive at Hawkins Street, Westmoreland, County of Sumner, Tennessee 37186.”

3.                                       The amendment was duly adopted by unanimous written consent of the shareholder on December 20, 1983.

Dated: December 20, 1983.

FLEETWOOD HOMES OF TENNESSEE, INC.

By
William H. Lear, Secretary

ARTICLES OF AMENDMENT TO THE CHARTER

OF

FLEETWOOD HOMES OF TENNESSEE, INC.

Pursuant to the provisions of Section 48-303 of the Tennessee Code Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.                                       The name of the corporation is FLEETWOOD HOMES OF TENNESSEE, INC.

2.                                       The amendment adopted is:

Article Second of the charter is deleted and the following is inserted:

“Second. The address of the principal office of the corporation shall be Fleetwood Drive at Hawkins Street, Westmoreland, County of Sumner, Tennessee 37186.”

3.                                       The amendment was duly adopted by unanimous written consent of the shareholder on December 20, 1983.

Dated:    December 30, 1983.

FLEETWOOD HOMES OF TENNESSEE, INC.

By
William H. Lear, Secretary